Exhibit 11 under Form N-
                                              1A Exhibit 23 under Item
                                              601/Reg. S-K
                   CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in the Statements of Additional Information constituting part of Post-Effective Amendment No. 29 to the registration statement of Form N-1A (the "Registration Statement), which are incorporated by reference into this Post-Effective Amendment No. 32, of our reports dated June 20, 1995, relating to the financial statements and financial highlights of the Blanchard American Equity Fund, Blanchard Global Growth Fund, Blanchard ShortTerm Global Income Fund, Blanchard Short-Term Bond Fund, Blanchard Flexible TaxFree Bond Fund, Blanchard Worldwide Emerging Markets Fund, Blanchard 100% Treasury Money market Fund, and Blanchard Flexible Income Fund, eight of the portfolios of The Blanchard Group of Funds, which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectus.



/s/Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York
October 26, 1995